UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2018

CPSM, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-149000	98-0557091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 W Main Street

Lewisville, TX 75057

 (Address of Principal Executive Offices)

972-221-1199

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

The registrant is currently negotiating with Confida Aerospace Ltd. (“Confida”) and intends to enter into a Letter Agreement to assume all of the rights and obligations of Confida under an Asset Purchase Agreement dated January 18, 2018 by and between Infly Technology Ltd. and its principal shareholders (together “Infly”) and Confida.

Under the Asset Purchase Agreement, Infly agreed to transfer, convey and assign to Confida all right, title and interest in and to the assets belonging to Infly and all books and records, studies, software, drawings, schematics and all ancillary information, rights, agreements and understandings Infly may have in respect of the operations of Infly (collectively, the "Assets").  The Assets consist of PassengerDrone aircraft, hardware, software and firmware components, designs and trademarks.

The registrant and Confida have agreed in principal that, as consideration for the assumption of its rights and obligations under the Asset Purchase Agreement, the registrant shall issue Confida Aerospace Ltd. 10,000 preferred shares.  Each preferred share shall be convertible into 1,333 common shares and 1,333 warrants.  Each warrant shall be exercisable into one common share at an exercise price of $.75.  The warrants shall have an exercise period of five years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CPSM, Inc.

By:      /s/ Bruce Bent

Bruce Bent

Chief Executive Officer

Dated:  March 15, 2018